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                                                                   EXHIBIT 10.15


                                 PROMISSORY NOTE



        $500,000                                                 Cleveland, Ohio
                                                               December 18, 2002



        FOR VALUE RECEIVED, the undersigned AMERICAN STONE CORPORATION, a Delaware corporation (the "BORROWER"), promises to pay to the order of AMHERST QUARRY, INC., an Ohio corporation (the "PAYEE"), the sum of Five Hundred Thousand Dollars ($500,000), with simple interest on the unpaid principal balance from time to time outstanding hereunder computed at the rate of four and one-half percent (4 1/2%) per annum, together with any "Additional Payment Amount" (as defined below) payable hereunder, subject to the following terms and conditions.

        1. Payment. Subject to the Payee's right of acceleration as herein provided, principal and interest shall be due and payable in a single lump-sum installment on November 21, 2007 (the "PAYMENT DATE"). All payments of principal, interest and other amounts due under this Note shall be made to Payee at Enzo Costantino, c/o Terrazzo, Mazaic & Tile Co., Ltd., 900 Keele Street, Toronto, Canada M6N 3E7 or such other address as the Payee may hereafter give to the Borrower by written notice. This Note may be prepaid at any time or times, in whole or in part; provided, that, all payments shall be applied first to the payment of accrued interest, next to the then unpaid principal balance hereof and finally to the payment of any Additional Payment Amount payable hereunder.

        2. Additional Payment Amount. In addition to the payment of principal and interest due hereon, Borrower agrees that it shall be obligated to otherwise pay Payee, at the time the payment of such principal and interest is due, an amount (the "ADDITIONAL PAYMENT AMOUNT") equal to one-half (1/2) of that amount, if any, by which the then current fair market value of the Property (as hereinafter defined) exceeds Five Hundred Thousand Dollars ($500,000). For purposes of the foregoing, the "then current fair market value" of the Property will be determined as follows:

                        (a) In the absence of acceleration or prepayment of the
            amounts due hereunder, the "then current fair market value of the Property" will be determined, prior to the Payment Date, by the written agreement of Borrower and Payee or by a fair market value appraisal provided by an independent MAI real estate appraiser jointly designated by the Borrower and Payee, provided, that, in the event the Borrower and Payee are unable to mutually agree on the determination of the then current fair market value of the Property, or a mutually acceptable MAI real estate appraiser, by August 31, 2007, then (i) each such party shall, by said date (i.e. August 31,
            2007), provide the other with written notice of the identity of a separate independent MAI real estate appraiser designated by such party (such appraisers being referred to herein as the "DESIGNATED APPRAISERS") and (ii) by September 30, 2007, the Designated Appraisers shall jointly appoint a third independent MAI real estate appraiser (the "3RD APPRAISER"), it being understood that such 3rd Appraiser shall provide a fair market value appraisal of the Property; and provided, further, that, for purposes of the foregoing, (x) the Designated Appraisers so designated by the parties shall not appraise the Property, (y) if the Borrower has not designated a Designated Appraiser in writing delivered to the Payee on
                                  Exhibit 10.15
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            or before August 31, 2007, then the Designated Appraiser selected by the Payee and disclosed to the Borrower in writing on or before August 31, 2007, shall become the 3rd Appraiser and (z) if the Payee has not selected a Designated Appraiser in writing delivered to the Borrower on or before August 31, 2007, then the "then current fair market value of the Property" shall be stipulated to be Five Hundred Thousand Dollars ($500,000).

                        (b) In the event of the acceleration of the amounts due
            hereunder, the determination of the "Additional Payment" shall take place as soon as practicable after notice of acceleration has been provided to the Borrower, provided, that, (i) notwithstanding the fact that the amount of the "Additional Payment" has not yet been determined, the principal and interest due hereon shall remain due and payable on the due date in the case of acceleration by Payee and
            (ii) in the event of the failure of the Borrower and Payee to mutually agree on the determination of the then current fair market value of the Property, or a mutually acceptable MAI real estate appraiser, within thirty (30) days after the date of acceleration (the "DETERMINATION DATE"), the provisions of subsection (a) above with regard to the designation of a 3rd Appraiser shall apply, with the "Determination Date" being substituted for the "August 31, 2007" date for purposes thereof.

                        (c) In cases involving the Borrower's prepayment of
            amounts due under this Note, no amounts shall be required to be paid by the Borrower with respect to the Additional Payment Amount until the Payment Date, at which time, the calculation of the Additional Payment Amount shall, subject to the provisions of subsection (e) below, be determined in accordance with subsection (a) of this
            Section 2, provided, that, (i) in the case of a prepayment which arises by reason of the sale of all of the Property, or all of the remaining Property at the time of reference, the foregoing limitation shall not apply and the Additional Payment Amount shall then be calculated in the manner set forth in subsection (b) above and (ii) in the event the full principal balance and all accrued interest payable under this Note have been fully paid prior to the Payment Date, the Borrower will, subject to the conditions of
            Section 3 below, remit to Payee such portion of any "net sale proceeds" (as therein defined) which (i) are not applied to the discharge the principal balance and accrued interest payable under this Note under the terms of said Section 3 and (ii) when added to all other "net sale proceeds" theretofore realized from the sale of the Property, and after taking into consideration any prior payments to Payee under this subsection (c)(ii), do not exceed fifty percent (50%) of the aggregate amount of such "net sale proceeds" in excess of $500,000.

                        (d) Determinations of the then current fair market value
            of the Property by appraisal as above provided, whether by way of an appraisal provided by an independent MAI real estate appraiser jointly designated by the Borrower and Payee or by a 3rd Appraiser, shall be final, binding and conclusive upon the parties.

                        (e) Notwithstanding the foregoing provisions of this
            Section 2, in the event of the sale of all or any part of the Property prior to the date of determination of the then current fair market value of the Property under the foregoing provisions of this
            Section 2, the fair market value of the Property (or the portion thereof so sold) shall be deemed to equal the "net sale proceeds" realized from such sale, in each instance as determined under the provisions of Section 3 below.


                                  Exhibit 10.15
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                        (f) The term "PROPERTY", as used herein, means the
            approximate 150 acres of real estate located on Route 113 in South Amherst, Lorain County, Ohio, formerly owned by Amherst Quarry, Inc. and designated as Lorain County Permanent Parcel Numbers 05-00-009-000-090, 05-00-091-102-015, 05-00-009-000-078,
            05-00-010-101-046, 05-000-092-000-016, 05-00-092-000-017.

                        (g) Prior to Default under this Note, as defined below,
            no interest shall be paid or charged at any time with respect to the Additional Payment, including the complete payoff or total satisfaction of the Note on or before the Payment Date.

        3. Sale of Property. If all or any portion of the Property is sold prior to November 21, 2007, the "net sale proceeds" (as herein defined) of such sale shall be paid to the Payee, provided, that, the right of the Payee to receive such payment, and the obligation of the Borrower to remit such amount to the Payee, shall be subject to any obligations which the Borrower may have, by agreement or by operation of law, to remit all or any part of such proceeds to the holder of any lien on the Property which is prior in right to the lien of the Payee. Net sale proceeds paid to the Payee in respect of the sale of all or any part of the Property shall be applied first, to the payment of accrued (but unpaid) interest on this Note; second, to a reduction of the then outstanding principal balance of this Note; and third, to the full or partial satisfaction of the Additional Payment Amount, if any, determined to be payable by Borrower to Payee under the terms of Section 2 above, it being understood that in any instance where the net sale proceeds remitted to Payee exceed the sum of the accrued (but unpaid) interest hereon plus the then remaining unpaid principal balance hereof, such payment shall be treated as a note prepayment within the meaning of subsection (b) of Section 2 above. For purposes of the foregoing, the term "NET SALE PROCEEDS" shall mean the gross selling price minus (i) all expenses of sale payable by the Borrower, including, without limitation, real estate taxes (general and special), title examination fees and title insurance costs, survey costs, appraisal fees, costs of related environmental studies or testing, conveyance or transfer fees, real estate commissions, documentation fees, attorney's fees and other miscellaneous closing costs and (ii) an appropriate reserve for the federal and state income taxes payable by the Borrower in respect of such sale. A sale of sandstone taken from or quarried on the Property shall not be deemed to be a sale of all or part of the Property for purposes of this Note or the foregoing provisions of this Section 3.

        4. Security. This Note is secured by a Mortgage Deed which has been executed by the Borrower in favor of the Payee which grants the Payee a mortgage lien upon the Property (the "MORTGAGE").

        5. Default. A "DEFAULT" shall be deemed to exist under this Note in the event that (a) the Borrower fails to pay any amounts due hereunder within ten
(10) days after the due date for such payment or (b) the Borrower fails to perform or observe any covenant or agreement of the Borrower hereunder or under the Mortgage, to the extent the Borrower shall fail to cure or remedy the same within thirty (30) days after the date of receipt of written notice of such breach from the Payee, specifying the nature of such breach in reasonable detail, provided, that, so long as the interests of the Payee are not materially impaired by reason of any such delay, no such breach shall be deemed a "Default" for purposes hereof to the extent not fully cured or remedied within such thirty
(30) day period, so long as the Borrower (i) initiates a reasonable course of action to remedy such breach within such thirty (30) day period and (ii) continues, without material interruption, to take all action reasonably necessary to effect such cure or remedy.

        6. Rights upon Default. If any Default occurs, the Payee or any other holder hereof may, at their option, accelerate the maturity of this Note and otherwise exercise such rights as it may have under the Mortgage or applicable law. To the extent permitted by law, in case of a Default under this


                                  Exhibit 10.15
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Note, and during the continuance thereof, the interest rate applicable hereunder shall, at the option of the Payee or other holder hereof, become seven percent (7%) per annum which interest rate shall be increased on the date such amount was otherwise due and payable.

        7. Miscellaneous.

        The Borrower hereby agrees that the rights and obligations of the parties hereto shall be governed and constructed in accordance with the laws of the State of Ohio. The parties agree that execution of any or all documents by facsimile shall be as binding in all respect as original signatures.

        This Note shall, in accordance with its terms, be binding upon Borrower, its successors and assigns.

        IN WITNESS WHEREOF, the Borrower has signed this Note on the date first above written.



                                                       "BORROWER"

                                           AMERICAN STONE CORPORATION






                                           By:   /s/ Thomas H. Roulston II
                                              ----------------------------------
                                                  Thomas H. Roulston II
                                                  Chairman




                                  Exhibit 10.15
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